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Medivation, Inc.

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Sanofi

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On May 5, 2016, Sanofi issued the following press release:

PRESS RELEASE

Sanofi Sends Letter to Medivation’s Board of Directors

Paris, May 5, 2016 - Sanofi today announced that it has sent a letter to Medivation, Inc.’s (NASDAQ: MDVN) Board of Directors. The full text of the letter reads as follows:

Board of Directors
Medivation, Inc.
525 Market Street, 36th floor
San Francisco, CA 94105

Paris, May 4th, 2016

Dear Members of the Board of Directors,

Since we publicly disclosed our proposal to acquire Medivation, we have had extensive conversations with your top shareholders. We believe there is overwhelming support by your shareholders for a transaction. Absent our proposal, we believe that the Medivation shares would be trading in the $30's. Medivation traded at $27 per share less than three months ago, and our proposal is almost a 100% premium to that price. It is over a 50% premium to average trading prices prior to there being takeover rumors.

I want to reiterate our preference to engage with you to negotiate a transaction. We believe immediate engagement would be in the best interests of your shareholders as it would enable them promptly to realize substantial and certain value, while minimizing the disruption to your organization.  We believe we have offered a fair price, and a very attractive premium. Nothing in your press release rejecting our proposal was new information to the market. Having said that, if you engage in good faith discussions with us and demonstrate additional value, we could be in a position to revise our offer.

You should know that an acquisition of Medivation is a priority for Sanofi and we are committed to effecting it. If you are not prepared to engage with us, we have no choice but to go directly to your shareholders. As you know, your shareholders have the ability to act at any time by written consent to remove and replace the Board. If the Medivation Board of Directors continues to refuse to engage with us, then we intend to commence a process to remove and replace members of the Board.

We remain enthusiastic about a potential combination with Medivation. We and our advisors stand ready to meet at any time so we can work to quickly consummate a mutually beneficial transaction.

Sincerely,

Olivier Brandicourt
Chief Executive Officer

-- End of Letter --

About Sanofi
Sanofi, a global healthcare leader, discovers, develops and distributes therapeutic solutions focused on patients' needs. Sanofi is organized into five global business units: Diabetes and Cardiovascular, General Medicines and Emerging Markets, Sanofi Genzyme, Sanofi Pasteur and Merial. Sanofi is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).

Sanofi Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and variations of these words or comparable words. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks that Sanofi will ultimately not pursue a transaction with Medivation or Medivation will reject engaging in any transaction with Sanofi; if a transaction is negotiated between Sanofi and Medivation, risks related to Sanofi’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sanofi’s shares could decline, as well as other risks related Sanofi’s and Medivation’s respective businesses, including the ability to grow sales and revenues from existing products; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities, trends in exchange rates and prevailing interest rates, the impact of cost containment initiatives and subsequent changes thereto, the average number of shares outstanding as well as those discussed or identified in the public filings with the SEC and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2015. Other than as required by applicable law, Sanofi does not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Medivation ("Medivation") has commenced at this time. In connection with the proposed transaction Sanofi ("Sanofi") may file tender offer documents, consent solicitation documents or other documents with the U.S. Securities and Exchange Commission ("SEC").  This communication is not a substitute for any tender offer document, consent solicitation document or other document Sanofi may file with the SEC in connection with the proposed transaction.  Any definitive tender offer document or consent solicitation document will be mailed to stockholders of Medivation. INVESTORS AND SECURITY HOLDERS OF MEDIVATION ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Sanofi through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants
Sanofi and certain of its directors and senior management may be deemed participants in the solicitation of consents in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the consent solicitation documents referenced above. Additional information regarding the directors and senior management of Sanofi is also included in Sanofi’s annual report on Form 20-F for the year ended December 31, 2015, which was filed with the SEC on March 4, 2016. This document is available free of charge at the SEC’s web site at www.sec.gov.

Contacts:

Media Relations Jack Cox and Laurence Bollack Tel. : +33 (0)1 53 77 46 46 mr@sanofi.com	Investor Relations Sébastien Martel Tel.: +33 (0)1 53 77 45 45 ir@sanofi.com

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